CONFIDENTIAL

Dated 30 May 2014

Waiver of debt

Credit Suisse AG

in favour of

FreeSeas Inc.

Adventure Five S.A.

Adventure Six S.A.

Adventure Eight S.A.

and

Free Buikers S.A.

THIS DEED is dated 30 May 2014 and made by:

(1)	CREDIT SUISSE AG (formerly known as CREDIT SUISSE) (the Lender) in favour of:

(2)	FREESEAS INC. (the Borrower);

(3)	ADVENTURE FIVE S.A. (the Free Goddess Owner);

(4)	ADVENTURE SIX S.A. (the Free Hero Owner);

(5)	ADVENTURE EIGHT S.A. (the Free Jupiter Owner); and

(6)	FREE BULKERS S.A. (the Manager),

each a Party and together the Parties

WHEREAS:

(A)	The Borrower and the Lender entered into a US$91,000,000 reducing revolving credit facility dated 24 December 2007 as amended and/or supplemented and/or restated from time to time (the Facility Agreement).

(B)	The Borrower and the Lender entered into an agreement dated 24 December 2007 comprising a 2002 ISDA Master Agreement (including the Schedule thereto) including any Designated Transaction (as defined in the Facility Agreement) from time to time entered into and any Confirmation (as defined in the Facility Agreement) from time to time exchanged thereunder and governed thereto (the Master Swap Agreement).

(C)	The Parties intend this Deed to take effect as a deed.

Unless otherwise defined in this Deed, words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	With immediate effect from the date of this Deed, and following receipt by the Lender of a prepayment of the Advances in the amount of United States Dollars Twenty two million six hundred thirty six thousand one hundred and thirty six and twenty three cents (US$ 22'636'136.23) made by the Borrower to the Lender on 30 May 2014, which is hereby acknowledged and confirmed by the Lender, the Lender, irrevocably and unconditionally, without recourse or warranty, hereby discharges and releases:

(a)	the Borrower from any and all payment obligations (actual and contingent) owed by it to the Lender under the Facility Agreement in respect of all amounts of principal, interest thereon, fees, costs and expenses payable by the Borrower to the Lender under the Facility Agreement and the Master Swap Agreement; and

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(b)	the Borrower, the Owners and the Manager from any and all obligations (actual and contingent) owed by them to the Lender under the Facility Agreement, the Master Swap Agreement and any other Security Documents, in each case with the exception of any indemnities in favour of the Lender under the Facility Agreement and the Security Documents, all of which survive the full repayment of the Loan and interest thereon. No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 (the Act) by anyone other than a party to this Deed, except for the Borrower, the Owners and the Manager who shall have full rights under the Act in connection with this Deed.

2	This Deed and any non-contractual obligations connected with it are governed by and construed in accordance with English law. The courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

This Deed has been executed as a deed, and it has been delivered on the date stated at the beginning of this Deed.

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SIGNATORY

Executed as a deed by

CREDIT SUISSE AG

acting by its duty authorised signatory

in the presence of

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